EyeCity.com, Inc.
One Fairchild Court, Plainview, New York  11803
Phone:  516-349-1110   Fax:  516-349-9191                         July 1, 1999

Robert B. Greenberg
58 Starling Court
Roslyn, New York  11576

                SEVERANCE AND CONSULTANCY AGREEMENT AMENDMENT

Dear Robert,

This will constitute and confirm our amendment ("Amendment") to the Severance and Consultantcy Agreement ("Agreement") dated as of December 31, 1998 between Robert B. Greenberg ("Greenberg") and Ergovision, Inc. ("Company") as follows:

1. Greenberg and Ergovision agree that the $75,000 in Section 2(a) shall be paid as follows:

      (a) $65,000 payable in thirteen (13) equal payments of $5,000 each commencing, August 1, 1999; and

      (b) $10,000 credited against the exercise of 10,000 shares of the Options granted in the name of Greenberg and the issuance of 10,000 shares of Common Stock to Greenberg, thereby reducing the Options to 40,000 shares in Section 5. Greenberg may sign a Stock Option Exercise Form And Instructions so that the shares issued to him upon exercise may be transferred by Greenberg as a gift as custodian for his three minor children 2,500 shares each, and 2,500 shares to his adult daughter. Greenberg and each party receiving such shares shall sign the form of Investment Letter attached as Exhibit A before receiving such shares.

2. Section 3, "five (5) business days per month" is amended to read "two (2) business days per month".

3. All other terms and conditions of the Agreement remain in full force and effect.

If the foregoing is in accordance with your understanding of the Agreement as amended between us, will you kindly signify same by signing this Amendment in the space provided below.

                                          Sincerely,
Agreed and Accepted                       EyeCity.com, Inc.
as of the above date


/s/ Robert B. Greenberg                   /s/ Mark H. Levin
--------------------------                ----------------------------
Robert B. Greenberg                       Mark H. Levin
                                          President

                           STOCK OPTION EXERCISE FORM
                                AND INSTRUCTIONS

TO:         Mark H. Levin, President
            EyeCity.com, Inc.

FROM:       Robert B. Greenberg

DATE:       July  1, 1999

RE:         Exercise of Stock Option
            1998 Stock Option Plan

      In accordance with the Stock Option granted to me on July 1, 1998, I hereby exercise my option to purchase 10,000 shares at $1.00 per share of the Common Stock, $.001 par value, of EyeCity.com, Inc. on the above date for a total consideration of $10,000. These shares have not been registered under the Securities Act of 1933, as amended.

      Certificates for the shares issued to me upon this exercise are to be issued in the following names and denominations, pursuant to gifts thereof I have made to such persons without consideration therefore:

Robert B. Greenberg as custodian:

Justin K. Greenberg           2,500 shares - Soc. Sec. # ###-##-####

Joshua A. Greenberg           2,500 shares - Soc. Sec. # ###-##-####

Jessica K. Greenberg          2,500 shares - Soc. Sec. # ###-##-####

Alison Cooper                 2,500 shares - Soc. Sec. # ###-##-####

                                   Signature: /s/ Robert B. Greenberg
                                              -------------------------

                                   Print Name: Robert B. Greenberg

                                   Soc. Sec.#  ###-##-####

                                   Address:    58 Starling Court
                                               Roslyn, New York  11576

                                                                  July 1, 1999

Mr. Mark H. Levin, President
EyeCity.com, Inc.
One Fairchild Court
Plainview, NY  11803

                                INVESTMENT LETTER

Dear Mr. Levin:

This will confirm our agreement as follows:

           1. The undersigned is receiving Two Thousand and Five Hundred (2,500) shares (the "Shares") of Common Stock, $.001 par value per share, of EyeCity.com, Inc. ("EyeCity") which stock has not been registered under the Securities Act of 1933, as amended (the "Act"). The shares were gifted to the undersigned by Robert Greenberg, without any consideration paid by the undersigned therefor.

           2. The undersigned covenants and agrees that the Shares of EyeCity's Common Stock which the undersigned is acquiring hereby, is being acquired by the undersigned, for its own account for investment only and not with a view to the distribution of all or any part thereof, as the phrases "investment only" and "distribution" have meaning under the Act or for the sale in connection with any distribution, and that such Shares will not be transferred except in accordance with the registration requirements of the Act or as applicable, exception from such registration requirements under the Act. The undersigned acknowledges and understands that under existing law (i) all of such Shares may be required to be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available, (ii) any sales of such Shares in reliance upon Rule 144 promulgated under the Act may be made only in amounts in accordance with the terms and conditions of that Rule, and (iii) in the case of securities to which that Rule is not applicable and which are not registered, compliance with Regulations promulgated under the Act or some other disclosure exemption will be required.

           3. The undersigned covenants and agrees that the certificates representing such Shares of Common Stock shall contain the following legend, or one similar thereto:

           The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, transferred, pledged or hypothecated without an effective registration statement under the Act being then in effect as to such shares or an opinion of counsel satisfactory to the Company that such registration statement is not required in order to comply with the Act.


/s/ Robert B. Greenberg
---------------------------
Robert B. Greenberg

Address:        58 Starling Court
                Roslyn, NY 11576

Soc. Sec. No.:  ###-##-####

EyeCity.com, Inc.
79 Express Street, Plainview, New York  11803
Phone: 516-822-5000 Fax: 516-822-5520

September 30, 1999

Robert B. Greenberg
58 Starling Court
Roslyn, New York  11576

                 SEVERANCE AND CONSULTANCY TERMINATION AGREEMENT

Dear Robert,

In consideration of the payments referred to below and in full satisfaction of the Company's obligations to Robert B. Greenberg, this will constitute and confirm our agreement to terminate the Severance and Consultancy Agreement ("Agreement") dated as of December 31, 1998, as amended on July 1, 1999 ("First Amendment"), between Robert B. Greenberg ("Greenberg") and EyeCity.com, Inc., formerly known as Ergovision, Inc. ("Company") as follows:

1. Greenberg and Ergovision agree that of the $75,000 payable under Section 2(a) of the First Amendment there is a balance of $60,000 which shall be paid as follows: (x) seven (7) equal payments of $5,000 each commencing, October 1, 1999 for an aggregate of $35,000 in cash and (y) $25,000 credited against the exercise of 25,000 shares of the Options granted in the name of Greenberg and the issuance of 25,000 shares of Common Stock to Greenberg upon such exercise of such options on execution of this Termination Agreement, receipt whereof is hereby acknowledged by Greenberg. If any monthly payment is not timely made, the Company shall have 5 business days after receipt of notice of such non-payment to cure the default. Failure to cure such default shall result in the acceleration of all payments due to this paragraph 2.

2. Greenberg and Ergovision agree that of the $60,000 in Section 3 there is a balance of $30,000 which shall be paid as follows:

      (a) $15,000 payable in one payment of $15,000, on execution of this Termination Agreement and, receipt whereof is hereby acknowledged by Greenberg, on execution of this Termination Agreement.

      (b) $15,000 credited against the exercise of the balance of 15,000 shares of the Options granted in the name of Greenberg and the issuance of 15,000 shares of Common Stock to Greenberg, upon such exercise of such options, on execution of this Termination Agreement, receipt whereof is hereby acknowledged by Greenberg, in full satisfaction of all Options including those referred to in
            Section 5. Greenberg shall sign the form of Option Exercise and Investment Letter attached as Exhibit A and B concurrently herewith.

3. Greenberg confirms that except as provided above, no further amounts, including expenses pursuant to Section 5 of the Agreement, are owed to him.

4. The provisions of Sections 1,4,7,9, 11,19 and 22 shall survive the termination of the Agreement, as amended, hereby.

If the foregoing is in accordance with your understanding of the Agreement as amended between us, will you kindly signify same by signing this Termination in the space provided below.

                                        Sincerely,
Agreed and Accepted                     EyeCity.com, Inc.
as of the above date


/s/ Robert B. Greenberg                 /s/ Mark H. Levin
-------------------------------         -------------------------------------
Robert B. Greenberg                     Mark H. Levin, President

                                                              September 30, 1999

Mr. Robert B. Greenberg
58 Startling Court
Roslyn, NY  11576
                                INVESTMENT LETTER

Dear Robert:

This will confirm our agreement as follows:

            1. The undersigned is receiving Forty Thousand (40,000) shares (the "Shares") of Common Stock, $.001 par value per share, of EyeCity.com, Inc. ("EyeCity") which stock has not been registered under the Securities Act of 1933, as amended (the "Act"). The shares were gifted to the undersigned by Robert Greenberg, without any consideration paid by the undersigned therefor.

            2. The undersigned covenants and agrees that the Shares of EyeCity's Common Stock which the undersigned is acquiring hereby, is being acquired by the undersigned, for its own account for investment only and not with a view to the distribution of all or any part thereof, as the phrases "investment only" and "distribution" have meaning under the Act or for the sale in connection with any distribution, and that such Shares will not be transferred except in accordance with the registration requirements of the Act or as applicable, exception from such registration requirements under the Act. The undersigned acknowledges and understands that under existing law (i) all of such Shares may be required to be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available, (ii) any sales of such Shares in reliance upon Rule 144 promulgated under the Act may be made only in amounts in accordance with the terms and conditions of that Rule, and (iii) in the case of securities to which that Rule is not applicable and which are not registered, compliance with Regulations promulgated under the Act or some other disclosure exemption will be required.

            3. The undersigned covenants and agrees that the certificates representing such Shares of Common Stock shall contain the following legend, or one similar thereto:

           The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, transferred, pledged or hypothecated without an effective registration statement under the Act being then in effect as to such shares or an opinion of counsel satisfactory to the Company that such registration statement is not required in order to comply with the Act.

/s/ Robert B. Greenberg
-----------------------------------
Robert B. Greenberg

Address:      58 Starling Court
              Roslyn, NY 11576

Soc. Sec. No.: ###-##-####

                                    Exhibit A

                           STOCK OPTION EXERCISE FORM
                                AND INSTRUCTIONS

TO:       Mark H. Levin, President
          EyeCity.com, Inc.

FROM:     Robert B. Greenberg

DATE:     September 30, 1999

RE:       Exercise of Stock Option
          1998 Stock Option Plan

      In accordance with the Stock Option granted to me on July 1, 1998, I hereby exercise my option to purchase 40,000 shares at $1.00 per share of the Common Stock, $.001 par value, of EyeCity.com, Inc. on the above date for a total consideration of $40,000. These shares have not been registered under the Securities Act of 1933, as amended.

                                        Signature: /s/ Robert B. Greenberg
                                        Print Name: Robert B. Greenberg
                                        Soc. Sec. # ###-##-####

                                        Address: 58 Starling Court
                                                 Roslyn, New York 11576